EXHIBIT 10.15


                       FORM OF RESTRICTED STOCK AGREEMENT


Name of Company:                      ASHLAND  INC.

Name of Participant:

Number of Shares of Ashland Inc.
    Common Stock

Par Value Per Share:                  $1.00

Vesting Schedule:


Date of Award:



         WHEREAS, Ashland Inc. (hereinafter called "Ashland") desires to award to the above-named Participant (hereinafter called the "Participant"), ______ shares of Ashland Common Stock, par value $1.00 per share, subject to certain restrictions (hereinafter called "Restricted Stock"), pursuant to the Amended and Restated Ashland Inc. Incentive Plan (hereinafter called the "Plan"), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland;

         NOW, THEREFORE, Ashland hereby confirms this award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of shares of Restricted Stock set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan, which is incorporated by reference. Full details of the Plan are in the legal text of the Plan. If there are any differences between the general description of the restrictions offered herein and the legal text of the Plan, the Plan governs.

         Your award will be evidenced by the issuance of Restricted Stock Certificates. Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, but held in the custody of Ashland along with a copy of an executed Stock Power (the form of which is attached hereto as Exhibit A), and shall bear the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in the Amended and Restated Ashland Inc. Incentive Plan and an Agreement entered into between the registered owner and Ashland Inc."

         The Restricted Stock will vest according to the Vesting Schedule and may not be sold, assigned, transferred, pledged, or otherwise encumbered (except to the extent such shares shall have vested) until such date. Unless otherwise determined and directed by the Personnel and Compensation Committee (the "Committee"), in the case of the Participant's termination for any reason prior to the lapse of all restrictions on the Restricted Stock, all such Restricted Stock which has not vested will be forfeited. Except for such restrictions described above, the Participant will have all rights of a shareholder with respect to the shares of Restricted Stock including, but not limited to, the right to vote and to receive dividends if and when paid.

         Six months prior to each Vesting Date, the Participant may elect to defer some or all of the shares of Restricted Stock that vest into a hypothetical stock fund in the Ashland Inc. Deferred Compensation Plan ("Deferred Compensation Plan") in the form of Common Stock Units (the "Common Stock Units"). Common Stock Units in the Deferred Compensation Plan have no voting rights. However, the Common Stock Units have the right to receive dividends if and when paid and those dividends will be automatically deferred. Distribution will be made in accordance with the Participant's election under the Deferred Compensation Plan. Currently, distribution of Common Stock Units must be made in shares of Ashland Common Stock.

         If you elect to defer all of the shares of Restricted Stock, you will owe federal employment taxes, and depending on your city and county of residence, local income taxes at the Vesting Date. If you elect to defer a portion of the shares, you will owe federal, state and local income taxes and federal employment taxes on the portion of shares you receive, and federal employment taxes, and depending on your city and county of residence, local income taxes on the shares you defer, at the Vesting Date. If you do not elect to defer any of the shares, you will owe federal, state and local income taxes and employment taxes on all of the shares at the Vesting Date. The amount of taxes due in each instance is based on the fair market value of the shares on the Vesting Date.

         Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to remain in the service of Ashland.

         Subject to the terms and conditions specified herein and of the Plan, the Restricted Stock shall be confirmed by execution of this Agreement and delivery thereof no later than _________________, to Ashland, which is located at 3499 Blazer Parkway, Lexington, KY 40509 Attention: Kristie Ptasnik (inter-company LA-1N). The right to the Restricted Stock under the Plan shall expire if not accepted within forty-five (45) days after the date of the award of Restricted Stock as set forth above.


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         IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written. This Restricted Stock Agreement shall not be valid unless signed by a Vice President, Human Resources of Ashland.

                                           ASHLAND  INC.


                                           By: _________________________
                                           Vice President, Human Resources





         I hereby elect to receive my award of Restricted Stock subject to the terms and conditions of the Amended and Restated Ashland Inc. Incentive Plan. My election to accept the award of Restricted Stock is effective October 1, 2004.






Date:  ________________                         _____________________________
                                                Employee Name


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STOCK POWER                                                       Exhibit A


FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _________________________________ (_______) Shares of the
Capital   Stock   of   ___________________________________    standing   in
__________________________     name     on    the     books     of     said
________________________ represented by Certificate No. _________ herewith and do hereby irrevocably constitute and appoint _______________________ attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: __________, ____                 ____________________________________




Signature Guaranteed By:

Not Required
                                                    (Name of Bank)


                                        By:-----------------------------------
                                                  (Signature of Officer)
                                                  (Title of Officer)

TO BE EXECUTED BY A DULY AUTHORIZED
OFFICER OF THE BANK